                             WMX TECHNOLOGIES, INC.
            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

    This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

        (a) certificates for shares of common stock, $1.00 par value per share (the "Shares"), of WMX Technologies, Inc., a Delaware corporation (the "Company"), cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated April 1, 1997 (the "Offer to Purchase")); or

        (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

        (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

    This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                 TO: HARRIS TRUST AND SAVINGS BANK, DEPOSITARY
                      C/O HARRIS TRUST COMPANY OF NEW YORK

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                            BY OVERNIGHT COURIER:
                          77 Water Street, 4th Floor
                              New York, NY 10005
        BY MAIL:          BY FACSIMILE TRANSMISSION           BY HAND:
                          (FOR ELIGIBLE INSTITUTIONS
  Wall Street Station               ONLY):                 Receive Window
     P.O. Box 1010                                      77 Water Street, 5th
New York, NY 10268-1010      Fax: (212) 701-7636               Floor
                                (212) 701-7637              New York, NY
                            CONFIRM BY TELEPHONE:
                                (212) 701-7649
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    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

    The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, _________ Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                               CONDITIONAL TENDER
                               (SEE INSTRUCTION 9)
 / / check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:
    Minimum number of Shares to be sold: _________________

                                    ODD LOTS
     To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Shares. The undersigned either (check one box):
 / / is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
 / / is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
 In addition, the undersigned is tendering Shares either (check one box):
 / / at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or
 / / at the price per Share indicated below under "Price (In Dollars) Per Share At Which Shares Are Being Tendered."
                 ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

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             PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                                   CHECK ONLY ONE BOX.
                IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                           THERE IS NO PROPER TENDER OF SHARES

(Stockholders who desire to tender Shares at more than one price must complete a separate
Letter of Transmittal for each price at which Shares are tendered.)

 / /$30.00    / /$30.75    / /$31.50    / /$32.25    / /$33.00    / /$33.75    / /$34.50
 / /$30.25    / /$31.00    / /$31.75    / /$32.50    / /$33.25    / /$34.00    / /$34.75
 / /$30.50    / /$31.25    / /$32.00    / /$32.75    / /$33.50    / /$34.25    / /$35.00
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(PLEASE TYPE OR PRINT)                                      SIGN HERE
CERTIFICATE NOS. (IF AVAILABLE)

_____________________________________       ____________________________________________
                                                    Signature(s)

_____________________________________       Dated:______________________________________
                 Name(s)

_____________________________________
             Address(es)                    If Shares will be tendered by book-entry
                                            transfer check one box:
_____________________________________       / / The Depository Trust Company

_____________________________________       / / Philadelphia Depository Trust Company


_____________________________________       Account
 Area Code(s) and Telephone Number(s)       Number:_____________________________________

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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned is a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States and represents that: (a) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with such Rule 14e-4, and guarantees that the Depositary will receive
(i) certificates representing the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

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Authorized Signature:___________________    Address:____________________________________

Name:___________________________________    ____________________________________________
              (Please Print)

________________________________________    ____________________________________________
                                                       (Including Zip Code)
________________________________________
                                            Area Code and Telephone Number:_____________

Title:__________________________________    ____________________________________________

Name of Firm:___________________________    Date: ________________________________, 1997
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    DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE
SENT WITH THE LETTER OF TRANSMITTAL.

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